                                                                    Exhibit 10.6

                           AMENDMENT NO. 5 TO LEASE


1.   Parties.
     -------

     This Amendment, dated as of August 12, 1995, is between North Andover Mills Realty Limited Partnership ("Landlord") and FTP Software, Inc. ("Tenant").

2.   Recitals.
     --------

     2.1 Landlord and Tenant have entered into a Lease, dated November 19, 1991, as amended, for space at North Andover Mills in North Andover, Massachusetts (the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

     2.2 Tenant wants to lease additional space ("the New Space") consisting of the 4th floor of Building 1 and a portion of the 4th Floor of Building 32 as crosshatched in Exhibit "A" attached hereto and incorporated herein by this reference, and is agreed to contain 9,679 square feet of rentable area. To accomplish this and other matters, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.   Amendments.
     ----------

     3.1 "New Space Start Date" means August 12, 1995. As of the New Space Start Date, and continuing through and until the date that the Lease expires or terminates with respect to the New Space:

          (a) In Section 1.1(c), the Premises subject to the Lease will include the New Space and therefore the agreed rentable area of the Premises will be increased from 126,266 square feet to 134,945 square feet.

          (b) In Section 1.1(f), Tenant's Percentage will be increased from 20.22% to 21.61%.

          (c) The monthly base rent for the New Space will be the amounts set forth below, prorated for any partial month.


          Period                 Monthly Amount
          ------                 --------------
          8/12/95 - 8/11/96          $4,340
          8/12/96 - 8/11/97          $4,514
          8/12/97 - 8/11/98          $4,694


          8/12/98 - 8/11/99          $4,882
          8/12/99 - 8/11/2000        $5,077
          8/12/2000 - 8/11/2001      $5,280
          8/12/2001 - 8/31/2002      $5,491

          (d) During the term of the Lease with respect to the New Space only, Tenant will have the right to park an additional 24 cars in the project east of High Street, but subject in all respects to Section 15.2 of the Lease (other than the provision of such Section specifying the maximum number of Tenant's parking spaces). If and when the Lease terminates with respect to the New Space, Tenant will no longer be entitled to the additional parking set forth in this clause.

     3.2 The term of the Lease with respect to the New Space only will expire and terminate on the earliest of: August 31, 2002; the expiration of termination of the Lease; or the termination of the Lease with respect to the New Space pursuant to the "Cancellation Option" as described below. There will be no right to extend the Lease term with respect to the New Space. Landlord grants to Tenant an option (the "Cancellation Option") to terminate the Lease term (and Tenant's obligations hereunder) solely with respect to the New Space, which may be exercised only by Tenant delivering to Landlord at any time at least six (6) months prior written notice of such termination. On or before the effective termination date, Tenant shall vacate and surrender possession of the New Space, remove all of its personal property therefrom and repair any damage thereto (except for reasonable wear and tear and casualty damage).

     3.3 Tenant accepts the New Space absolutely "as is" and with all faults in all respects, in each case as of the New Space Start Date. Tenant will be solely responsible, at its expense, for providing all necessary work and services to construct all necessary improvements to or that are necessary in connection with the New Space (including, without limitation, submetering the New Space for electricity and any base building improvements) to the equivalent fit, finish and specifications as the rest of the Premises. All work will be done diligently and in a good and workmanlike manner, using new materials and in compliance with all applicable Laws and the terms of the Lease. Tenant's work will include, without limitation, all necessary hookups, connections and tie-ins, all necessary drawings, plans and engineering, and securing all necessary permits, inspections, approvals and a final Certificate of Occupancy (if needed) from the Town of North Andover. Tenant's work and the plans and specifications therefor will be subject to the prior review and approval (which approval shall not be unreasonably withheld) of and coordination and supervision by Landlord or its representatives and will be performed so as not to damage the rest of the Project or its Systems and Equipment.

     3.4 Landlord will not be required to, and Tenant will be solely responsible for paying, and will indemnify, defend and hold Landlord and its Affiliates harmless from, all brokerage fees, commissions or similar charges, and any and all claims [_] in connection with this transaction from anyone that Tenant has engaged or dealt with or that claims by, under, through or as a result of contact with Tenant. Tenant acknowledges that it will be paying consideration to CRF Partners, Inc. in connection with this transaction.

4.   No Other Changes.
     ----------------

     Except as set forth above, the Lease remains unchanged and in full force and effect and there are no defaults by Landlord or Tenant thereunder.


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

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.


WITNESS:                         FTP SOFTWARE, INC.


/s/ Lisa M. McGrath              By:  /s/ Robert W. Goodnow, Jr.
- ---------------------------          ------------------------------------
Name Printed:                    Name:    Robert W. Goodnow, Jr.
Lisa M. McGrath                  Title:   Vice President of Finance
                                 Authorized Signatory



WITNESS:                         NORTH ANDOVER MILLS REALTY
                                 By:  Niuna-North Andover, Inc., general partner


/s/ Carolyn Grover               By: /s/ Martin Spagat
- ---------------------------         -------------------------------------
Name Printed:                    Name:   Martin Spagat
Carolyn Grover                   Title:  Vice President
                                 Authorized Signatory


WITNESS:                         By:  CIIF Associates, a Massachusetts
                                        Partnership, general partner

                                 By:  Copley Advisors, Inc., managing general
                                        partner

  /s/ Robert J. Kalinowski       By: /s/ John J. Moynihan
 --------------------------         -------------------------------------
Name Printed:                    Name:   John J. Moynihan
Robert J. Kalinowski             Title:    Vice President
                                 Authorized Signatory


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

                                  EXHIBIT "A"
                                  -----------

                                    PREMISES

                                   4th FLOOR







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

                             EXHIBIT "A" CONTINUED
                             ---------------------

                             DETAIL OF BUILDING #32

                                   4TH FLOOR




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